Consent of Independent Auditors



We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 7, 1997 (with respect to Principal Mutual Life Insurance Company Separate Account B) and February 7, 1997 (with respect to The Principal Financial Group(R)), in Post-Effective Amendment No. 9 to the Registration Statement (Form N-4 No. 33-44670) and related Prospectus of Principal Mutual Life Insurance Company Separate Account B Premier Variable - Group Variable Annuity Contract.

/s/ Ernst & Young LLP

Des Moines, Iowa
October 20, 1997